Exhibit (a)(1)

CERTIFICATE OF TRUST

OF

AIP MACRO REGISTERED FUND A

Dated as of February 29, 2012

The undersigned, being the trustees of AIP Macro Registered Fund A, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del C. § 3810, hereby certify as follows:

1. The name of the statutory trust is AIP Macro Registered Fund A (the “Trust”).

2. The business address of the registered office of the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3. Pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3807(b), notice is hereby given that the Trust will become a registered investment company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, each of the undersigned has executed this Certificate of Trust as of the 29th day of February, 2012.

By:	/s/ Frank L. Bowman
Frank L. Bowman
Trustee

By:	/s/ Michael Bozic
Michael Bozic
Trustee

By:	/s/ Kathleen A. Dennis
Kathleen A. Dennis
Trustee

By:	/s/ Manuel H. Johnson
Manuel H. Johnson
Trustee

By:	/s/ Joseph J. Kearns
Joseph J. Kearns
Trustee

By:	/s/ Michael F. Klein
Michael F. Klein
Trustee

By:	/s/ Michael E. Nugent
Michael E. Nugent
Trustee

By:	/s/ W. Allen Reed
W. Allen Reed
Trustee

By:	/s/ Fergus Reid
Fergus Reid
Trustee

By:	/s/ James F. Higgins
James F. Higgins
Trustee